As filed with the Securities and Exchange Commission on November 12, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 29, 1997

                             NATIONSBANK CORPORATION
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                     1-6523
                            (Commission File Number)

                                   56-0906609
                        (IRS Employer Identification No.)

                          NationsBank Corporate Center
                            Charlotte, North Carolina
                    (Address of principal executive offices)

                                      28255
                                   (Zip Code)

                                 (704) 386-5000
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

The Current Report on Form 8-K dated August 29, 1997 and filed with the Securities and Exchange Commission on September 12, 1997, is amended to amend and restate Item 7 in its entirety as follows:

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         The following supplemental consolidated financial statements of Barnett are incorporated herein by reference to Exhibit 99.2 filed herewith:

         1. Consolidated Statements of Financial Condition as of December 31, 1996 and 1995.

         2. Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994.

         3. Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1996, 1995 and 1994.

         4. Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994.

         5. Notes to the Consolidated Financial Statements. The Other Events in
            Item 5 of this Form 8-K should be read in connection with these financial statements.

The report of Arthur Andersen LLP, independent accountants, on the consolidated financial statements of Barnett as of December 31, 1996 and 1995 and for the three years then ended is filed herewith as part of Exhibit 99.2 and the related consent is filed herewith as Exhibit 99.3. Both the opinion and consent are incorporated herein by reference.

Certain unaudited financial information regarding Barnett, including consolidated statements of financial condition as of June 30, 1997, and consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows for the six months ended June 30, 1997 and June 30, 1996, is incorporated herein by reference to Exhibit 99.4.

(b)      Pro forma financial information

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1997, combines the historical consolidated balance sheets of NationsBank and Barnett as if the Merger had been effective on September 30, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information. NationsBank's acquisition of Boatmen's Bancshares Inc. ("Boatmen's") was completed on January 7, 1997 and is reflected in NationsBank's September 30, 1997 unaudited historical balance sheet.

     The Unaudited Pro Forma Condensed Statements of Income for the nine months ended September 30, 1997, and the year ended December 31, 1996 present the combined results of operations of NationsBank, Barnett and Boatmen's as if the Merger and the Boatmen's acquisition had been effective at January 1, 1996, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information. The unaudited Pro Forma Condensed Statements of Income for the years ended December 31, 1995 and 1994 present the combined results of operations of only NationsBank and Barnett as if the Merger had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The unaudited Pro Forma Condensed Financial Information and accompanying notes reflect the application of the pooling-of-interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of NationsBank and Barnett are combined and reflected at their historical amounts.

     The Boatmen's transaction was accounted for using the purchase method of accounting. Accordingly, the results of operations of Boatmen's have been included in the NationsBank historical financial statements from the date of acquisition. Under the purchase method of accounting, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing date of the transaction. The amount of the purchase accounting adjustments included in these unaudited Pro Forma Condensed Financial Statements are based on actual information known to date.

     The combined company expects to achieve substantial merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of NationsBank and Barnett, are not indicative of the results of future operations. The 1996 pro forma earnings do not reflect any direct costs or potential savings from the consolidation of operations of Boatmen's. No assurances can be given with respect to the ultimate level of expense savings.

     The pro forma condensed financial information does not include the effects of NationsBank's acquisition of First Federal Savings Bank of Brunswick, Georgia which was completed April 15, 1997, or its acquisition of Montgomery Securities, which was completed on October 1, 1997. These acquisitions are not significant to the historical financial position or results of operations of NationsBank either individually or in the aggregate.

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                                    AT SEPTEMBER 30, 1997
                                                                                                              NATIONSBANK
                                                                                                PRO FORMA       BARNETT
                                                                     NATIONSBANK    BARNETT    ADJUSTMENTS     COMBINED
                                                                                    (DOLLARS IN MILLIONS)
ASSETS
  Cash and cash equivalents.......................................    $   9,273     $ 2,297      $  (250)(2)   $  10,895
                                                                                                    (425)(3)
  Time deposits placed............................................        2,070          --           --           2,070
  Investment securities...........................................       35,540       4,111           --          39,651
  Federal funds sold and securities purchased under agreements to
     resell.......................................................        9,301           2           --           9,303
  Trading account assets..........................................       24,259          --           --          24,259
  Loans, leases and factored accounts receivable, net of unearned
     income.......................................................      139,582      30,835       (1,140)(3)     169,277
  Allowance for credit losses.....................................       (2,783)       (483)          --          (3,266)
     Loans, leases and factored accounts receivable, net of
       unearned income and allowance for credit losses............      136,799      30,352       (1,140)        166,011
  Premises, equipment and lease rights, net.......................        3,144       1,188          (50)(3)       4,282
  Customers' acceptance liability.................................        1,179         208           --           1,387
  Intangible assets...............................................        9,590       1,102           --          10,692
  Other assets....................................................       11,282       3,959          295(2)       15,536
     Total assets.................................................    $ 242,437     $43,219      $(1,570)      $ 284,086

LIABILITIES
  Deposits........................................................    $ 130,447     $32,920      $(1,900)(3)   $ 161,467
  Borrowed funds..................................................       43,777       2,826           --          46,603
  Trading account liabilities.....................................       13,033          --           --          13,033
  Acceptances outstanding.........................................        1,179         208           --           1,387
  Accrued expenses and other liabilities..........................        5,484       1,055          700(2)        7,342
                                                                                                     103(3)
  Trust preferred securities......................................        1,955         750           --           2,705
  Long-term debt..................................................       26,245       1,819           --          28,064
     Total liabilities............................................    $ 222,120     $39,578      $(1,097)      $ 260,601

SHAREHOLDERS' EQUITY
Preferred stock...................................................    $      95     $    --      $    --       $      95
Common stock......................................................        8,833         402          540(4)        9,775
Surplus...........................................................           --         540         (540)(4)          --
Retained earnings.................................................       11,209       2,741         (473)(2,3)     13,477
Other including loan to ESOP trust................................          180         (42)          --             138
     Total shareholders' equity...................................       20,317       3,641         (473)         23,485
     Total liabilities and shareholders' equity...................    $ 242,437     $43,219      $(1,570)      $ 284,086

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                                                             NATIONSBANK
                                                                                               PRO FORMA       BARNETT
                                                                   NATIONSBANK    BARNETT     ADJUSTMENTS     COMBINED
                                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income from Earning Assets
  Interest and fees on loans and leases.........................    $   9,451     $  2,045      $   (72)(3)   $  11,424
  Interest and dividends on securities..........................        1,182          232          (31)(3)       1,383
  Interest on federal funds sold and securities purchased under
     agreements to resell.......................................          515           13           --             528
  Trading account securities....................................        1,001           --           --           1,001
  Other.........................................................          142           --           --             142
     Total income from earning assets...........................       12,291        2,290         (103)         14,478
Interest Expense
  Deposits......................................................        2,973          690          (40)(3)       3,623
  Borrowed funds................................................        1,604          123           --           1,727
  Long-term debt................................................        1,316          132           --           1,448
  Other.........................................................          488           --           --             488
     Total interest expense.....................................        6,381          945          (40)          7,286
Net interest income.............................................        5,910        1,345          (63)          7,192
Provision for credit losses.....................................          570          106           --             676
  Net credit income.............................................        5,340        1,239          (63)          6,516
Gains on sales of securities....................................           91            2           --              93
Noninterest income..............................................        3,502          772          (11)(3)       4,263
Noninterest expense.............................................        5,403        1,358          (44)(3)       6,717
Income before income taxes......................................        3,530          655          (30)          4,155
Income taxes....................................................        1,271          230          (11)(7)       1,490
Net income before preferred dividends...........................        2,259          425          (19)          2,665
Preferred dividends.............................................            9           --           --               9
Net income available to common shareholders.....................    $   2,250     $    425      $   (19)      $   2,656
Primary earnings per common share...............................    $    3.13                                 $    2.81
Fully diluted earnings per common share.........................    $    3.04                                 $    2.74
Average Common Shares -- Primary................................      719,489                                   946,171
Average Common Shares -- Fully Diluted..........................      741,455                                   971,474

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                           FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                         NATIONSBANK                            NATIONSBANK
                                                            PRO FORMA     BOATMEN'S                PRO FORMA      BARNETT
                                NATIONSBANK   BOATMEN'S    ADJUSTMENTS    COMBINED     BARNETT    ADJUSTMENTS    COMBINED
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income from Earning Assets
  Interest and fees on loans and
    leases......................  $  10,440    $  2,110      $    --      $  12,550    $  2,657     $   (96)(3)  $  15,111
  Interest and dividends on
    securities..................      1,306         737            7(6)       1,400         325         (41)(3)      1,684
                                                                (650)(6)
  Interest on federal funds sold
    and securities purchased
    under agreements to
    resell......................        666          24           --            690          24          --            714
  Trading account securities....      1,225           4           --          1,229          --          --          1,229
  Other.........................        159           6           --            165          --          --            165
    Total income from earning
      assets....................     13,796       2,881         (643)        16,034       3,006        (137)        18,903
Interest Expense
  Deposits......................      3,322         994           --          4,316         924         (53)(3)      5,187
  Borrowed funds................      2,155         249         (617)(6)      1,787         119          --          1,906
  Long-term debt................      1,337          53          300(6)       1,690          97          --          1,787
  Other.........................        653          --           --            653          --          --            653
    Total interest expense......      7,467       1,296         (317)         8,446       1,140         (53)         9,533
Net interest income.............      6,329       1,585         (326)         7,588       1,866         (84)         9,370
Provision for credit losses.....        605          85           --            690         155          --            845
  Net credit income.............      5,724       1,500         (326)         6,898       1,711         (84)         8,525
Gains on sales of securities....         67           2           --             69          19          --             88
Noninterest income..............      3,646         839           (6)(6)      4,479         791         (14)(3)      5,256
Merger related charge...........        118          70           --            188          --          --            188
Noninterest expense.............      5,685       1,453          286(6)       7,424       1,617         (59)(3)      8,982
Income before income taxes......      3,634         818         (618)         3,834         904         (39)         4,699
Income taxes....................      1,259         295         (120)         1,434         340         (14)(7)      1,760
Net income before preferred
  dividends.....................      2,375         523         (498)         2,400         564         (25)         2,939
Preferred dividends.............         15           7           --             22           2          --             24
Net income available to common
  shareholders..................  $   2,360    $    516      $  (498)     $   2,378    $    562     $   (25)     $   2,915
Primary earnings per common
  share.........................  $    4.00                               $    3.29                              $    3.06
Fully diluted earnings per
  common share..................  $    3.92                               $    3.26                              $    3.03

Average Common Shares --
  Primary.......................    590,216                                 723,115                                953,844
Average Common Shares -- Fully
  Diluted.......................    603,530                                 736,429                                970,788

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                            FOR THE YEAR ENDED DECEMBER 31, 1995
                                                                                                              NATIONSBANK
                                                                                                PRO FORMA       BARNETT
                                                                    NATIONSBANK    BARNETT     ADJUSTMENTS     COMBINED
                                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income from Earning Assets
  Interest and fees on loans and leases..........................    $   9,552     $  2,580      $   (96)(3)   $  12,036
  Interest and dividends on securities...........................        1,468          376          (41)(3)       1,803
  Interest on federal funds sold and securities purchased under
    agreements to resell.........................................          937            5           --             942
  Trading account securities.....................................        1,097           --           --           1,097
  Other..........................................................          166           --           --             166
    Total income from earning assets.............................       13,220        2,961         (137)         16,044
Interest Expense
  Deposits.......................................................        3,281          993          (53)(3)       4,221
  Borrowed funds.................................................        2,710          148           --           2,858
  Long-term debt.................................................          886           78           --             964
  Other..........................................................          896           --           --             896
    Total interest expense.......................................        7,773        1,219          (53)          8,939
Net interest income..............................................        5,447        1,742          (84)          7,105
Provision for credit losses......................................          382          123           --             505
    Net credit income............................................        5,065        1,619          (84)          6,600
Gains on sales of securities.....................................           29            5           --              34
Noninterest income...............................................        3,078          714          (14)(3)       3,778
Merger related charge............................................           --           --           --              --
Noninterest expense..............................................        5,181        1,519          (59)(3)       6,641
Income before income taxes.......................................        2,991          819          (39)          3,771
Income taxes.....................................................        1,041          286          (14)(7)       1,313
Net income before preferred dividends............................        1,950          533          (25)          2,458
Preferred dividends..............................................            8           16           --              24
Net income available to common shareholders......................    $   1,942     $    517      $   (25)      $   2,434
Primary earnings per common share................................    $    3.56                                 $    3.13
Fully diluted earnings per common share..........................    $    3.52                                 $    3.07

Average Common Shares -- Primary.................................      544,959                                   776,634
Average Common Shares -- Fully Diluted...........................      554,267                                   801,218

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                            FOR THE YEAR ENDED DECEMBER 31, 1994
                                                                                                              NATIONSBANK
                                                                                                PRO FORMA       BARNETT
                                                                    NATIONSBANK    BARNETT     ADJUSTMENTS     COMBINED
                                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income from Earning Assets
  Interest and fees on loans and leases..........................    $   7,727     $  2,164      $   (96)(3)   $   9,795
  Interest and dividends on securities...........................        1,378          388          (41)(3)       1,725
  Interest on federal funds sold and securities purchased under
    agreements to resell.........................................          547            3           --             550
  Trading account securities.....................................          764           --           --             764
  Other..........................................................          113           --           --             113
    Total income from earning assets.............................       10,529        2,555         (137)         12,947
Interest Expense
  Deposits.......................................................        2,415          762          (53)(3)       3,124
  Borrowed funds.................................................        1,618           99           --           1,717
  Long-term debt.................................................          550           61           --             611
  Other..........................................................          735           --           --             735
    Total interest expense.......................................        5,318          922          (53)          6,187
Net interest income..............................................        5,211        1,633          (84)          6,760
Provision for credit losses......................................          310           74           --             384
    Net credit income............................................        4,901        1,559          (84)          6,376
Losses on sales of securities....................................          (13)         (13)          --             (26)
Noninterest income...............................................        2,597          556          (14)(3)       3,139
Merger related charge............................................           --           --           --              --
Noninterest expense..............................................        4,930        1,364          (59)(3)       6,235
Income before income taxes.......................................        2,555          738          (39)          3,254
Income taxes.....................................................          865          250          (14)(7)       1,101
Net income before preferred dividends............................        1,690          488          (25)          2,153
Preferred dividends..............................................           10           18           --              28
Net income available to common shareholders......................    $   1,680     $    470      $   (25)      $   2,125
Primary earnings per common share................................    $    3.06                                 $    2.72
Fully diluted earnings per common share..........................    $    3.03                                 $    2.67

Average Common Shares -- Primary.................................      549,312                                   782,254
Average Common Shares -- Fully Diluted...........................      557,146                                   805,965

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL INFORMATION

      (DOLLARS IN MILLIONS, SHARES IN THOUSANDS, PER SHARE AMOUNTS ACTUAL)

NOTE 1 -- BASIS OF PRESENTATION

     On August 29, 1997, NationsBank entered into an agreement and plan of merger pursuant to which Barnett Banks, Inc. ("Barnett") will be merged with a wholly-owned subsidiary of NationsBank (the "Merger"). Barnett is a multi-bank holding company headquartered in Jacksonville, Florida with approximately $43.2 billion in assets, $32.9 billion in deposits and $3.6 billion in shareholders' equity at September 30, 1997. The agreement calls for a tax-free exchange of
1.1875 shares of NationsBank common stock for each share of Barnett common stock.

     The unaudited Pro Forma Condensed Financial Information has been prepared assuming that the Merger will be accounted for under the pooling-of-interests method and is based on the historical consolidated financial statements of NationsBank and Barnett. Certain amounts in the historical financial statements of Barnett have been reclassified to conform with NationsBank's historical financial statement presentation.

     On January 7, 1997 NationsBank completed the acquisition of Boatmen's Bancshares, Inc. ("Boatmen's"), headquartered in St. Louis, Missouri, resulting in the issuance of approximately 195 million shares of NationsBank's common stock valued at $9.4 billion and aggregate cash payments of $371 million to Boatmen's shareholders. At the acquisition date, Boatmen's total assets and deposits were approximately $41.2 billion and $32.0 billion, respectively. The acquisition was accounted for under the purchase method of accounting.

     The pro forma adjustments represent management's best estimate based on available information at this time. Actual adjustments will differ from those reflected in the unaudited Pro Forma Condensed Financial Information. NationsBank and Barnett are still in the process of reviewing their respective accounting policies relative to those followed by the other entity. As a result of this review, it might be necessary to restate certain amounts in NationsBank's or Barnett's financial statements to conform to those accounting policies that are most appropriate. In management's opinion, any such restatements will not be material.

     The unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of NationsBank and Barnett incorporated by reference herein. The Barnett Annual Report on Form 10-K for the year ended December 31, 1996 should be read in conjunction with the Barnett Current Reports on Form 8-K filed September 12, 1997 and September 24, 1997.

NOTE 2 -- MERGER AND INTEGRATION COSTS

     In connection with the Merger, NationsBank expects to incur pre-tax merger-related costs of approximately $700 million ($495 million after-tax), which will include approximately $240 million in severance, relocation and change in control payments, $270 million of conversion costs and occupancy and equipment expenses (primarily lease exit costs and the elimination of duplicate facilities and other capitalized assets), $100 million of exit costs related to contract terminations and $90 million of other Merger costs (including legal and investment banking fees).

     In connection with the Merger, Barnett expects to incur a pre-tax charge of approximately $250 million ($160 million after-tax) related to the Barnett Supplemental Executive Retirement Plan (which becomes vested and accruable on a change in control), investment banking fees and other Merger costs. The approval of the Merger by Barnett's shareholders constitutes a change in control under the Barnett Supplemental Executive Retirement Plan. These amounts, including the related tax effect, have been reflected in the Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1997 and are not reflected in the Unaudited Pro Forma Condensed Statements of Income as they are not expected to have a continuing impact on the combined company.

                        NOTES TO THE UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL INFORMATION -- CONTINUED

NOTE 3 -- DIVESTITURES

     NationsBank anticipates that, in order to comply with what the Federal Reserve Board, the Department of Justice and certain Florida authorities may require in connection with their review of the Merger, the combined company will divest branches of Barnett with loans and deposits aggregating approximately $1.1 billion and $1.9 billion, respectively, in various markets in Florida. NationsBank expects to receive a premium of 15 percent of deposits on such divestitures. Such divestitures have been included in the unaudited Pro Forma Condensed Balance Sheet. The amount of any required divestitures has not yet been finally determined, and there can be no assurance the divestitures exceeding $1.9 billion will not be required.

     The estimated impact of anticipated branch divestitures on net income included in the unaudited Pro Forma Statements of Income for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 is based on information available at this time and was estimated using Barnett's historical interest yields and rates, ratio of service charges on deposit accounts to average deposits and costs directly related to operating the branches to be divested. The actual impact of anticipated branch divestitures will differ from that reflected in the unaudited Pro Forma Statements of Income for the nine months ended September 30, 1997 and the years ended
December 31, 1996, 1995 and 1994.

NOTE 4 -- SHAREHOLDERS' EQUITY

     In conjunction with the Merger, NationsBank will exchange 1.1875 shares of its common stock for each share of common stock of Barnett. Barnett had 192,870,753 shares of common stock outstanding as of September 30, 1997. The common stock in the Unaudited Pro Forma Condensed Balance Sheet has been adjusted to reflect the reclassification of Barnett's surplus to conform to NationsBank's presentation. Pro forma condensed retained earnings reflects the adjustments for anticipated merger-related costs and divestitures as described above.

NOTE 5 -- OPERATING COST SAVINGS

     The combined company expects to achieve substantial cost savings through the optimization of delivery systems, reduction of corporate overhead, elimination of redundant staff functions, consolidation of business lines, data processing and back office operations, infrastructure and vendor leverage and the elimination of certain duplicate or excess office facilities. Approximately 50 percent of the operating cost savings are expected to be achieved by the end of 1998 with the remainder achieved in 1999. No adjustment has been included in the unaudited pro forma financial information for the anticipated operating cost savings. There can be no assurance that anticipated operating cost savings will be achieved in the expected amounts or at the times anticipated.

NOTE 6 -- BOATMEN'S ACQUISITION

     The unaudited Pro Forma Financial Information reflects the Boatmen's acquisition using the purchase method of accounting. The cash component of the purchase price is assumed to equal 35% of the purchase price (the actual amount paid at closing plus share repurchases completed through August 1997) and is funded through the issuance of additional debt securities. The Unaudited Pro Forma Income Statement for the year ended December 31, 1996 also reflects the impact of the purchase accounting adjustments including the fair value adjustments related to investment securities, accrued expenses and other liabilities, other intangible assets and mortgage servicing rights.

                        NOTES TO THE UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL INFORMATION -- CONTINUED

NOTE 6 -- BOATMEN'S ACQUISITION -- Continued
     Purchase accounting adjustments related to the acquisition of Boatmen's reflected in the unaudited Pro Forma Condensed Statement of Income for the year ended December 31, 1996 are summarized as follows:

Interest income
  Accretion of securities fair value adjustment...............................................   $  7
Noninterest income
  Amortization of mortgage servicing rights...................................................      6
Noninterest expense
  Amortization of intangibles.................................................................    286
Interest Income
  Decrease in interest income from reduction in discretionary investment security portfolio...    650
Interest Expense
  Increase in interest expense on debt securities to fund cash component of purchase price....    300
Reduction in funding cost due to reduction in investment security portfolio...................    617

     The following assumptions were used in establishing the purchase accounting adjustments reflected in the unaudited Pro Forma Condensed Statement of Income:

     Securities -- Accrete the discount into interest income on a straight-line method over the estimated maturities of the affected securities, 3 years.

     Mortgage Servicing Rights -- Amortize the excess of fair value over carrying value on a straight-line method over the estimated maturities of the underlying mortgages, 7 years.

     Intangibles -- Amortize the identifiable intangible value as noninterest expense over 10 years and goodwill on a straight-line basis over 25 years.

NOTE 7 -- INCOME TAXES

     Income tax expense on pro forma adjustments is reflected using a 36% tax rate.

(c)      Exhibits.

                  The following exhibits are filed herewith:

 EXHIBIT NO.     DESCRIPTION OF EXHIBIT

 99.1 Text of joint press release, dated August 29, 1997, issued by NationsBank Corporation and Barnett Banks, Inc.*

 99.2 Consolidated Financial Statements of Barnett Banks, Inc. and Report of Arthur Andersen LLP.*

 99.3            Consent of Arthur Andersen LLP.*

 99.4            Unaudited Financial  Information  regarding Barnett Banks, Inc.
                 as of June 30, 1997, and for the six months ended June 30, 1997 and June 30, 1996.*

____________________________
* Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NATIONSBANK CORPORATION


                                       By: /s/ MARC D. OKEN
                                               Marc D. Oken
                                               Executive Vice President and
                                               Chief Accounting Officer


Dated:  November 12, 1997

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT

99.1 Text of joint press release, dated August 29, 1997, issued by NationsBank Corporation and Barnett Banks, Inc.*

99.2 Consolidated Financial Statements of Barnett Banks, Inc. and Report of Arthur Andersen LLP.*

99.3           Consent of Arthur Andersen LLP.*

99.4           Unaudited Financial  Information  regarding Barnett Banks, Inc.
               as of June 30, 1997, and for the six months ended June 30, 1997 and June 30, 1996.*


----------------------
*        Previously filed.